UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2018

DIGITAL REALTY TRUST, INC.

DIGITAL REALTY TRUST, L.P.

(Exact name of registrant as specified in its charter)

Maryland	001-32336	26-0081711
Maryland	000-54023	20-2402955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Embarcadero Center, Suite 3200 San Francisco, California	94111
(Address of principal executive offices)	(Zip Code)

(415) 738-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Digital Realty Trust, Inc.:	Emerging growth company ☐
Digital Realty Trust, L.P.:	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Digital Realty Trust, Inc.:  ☐

Digital Realty Trust, L.P.:  ☐

Introductory Note

Unless otherwise indicated or unless the context requires otherwise, all references in this report to “we,” “us,” “our,” “our company,” “the company” or “Digital Realty” refer to Digital Realty Trust, Inc., together with its consolidated subsidiaries, including Digital Realty Trust, L.P., our “operating partnership.”

Item 1.01.     Entry into a Material Definitive Agreement.

On October 17, 2018, Digital Stout Holding, LLC, a wholly owned subsidiary of the operating partnership, issued and sold £400 million aggregate principal amount of 3.750% Guaranteed Notes due 2030 denominated in pounds sterling (the “GBP Notes”). The GBP Notes are senior unsecured obligations of Digital Stout Holding, LLC and are fully and unconditionally guaranteed by Digital Realty Trust, Inc. and the operating partnership. The GBP Notes were sold outside the United States in reliance on Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The GBP Notes have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to United States persons (within the meaning of Regulation S under the Securities Act) absent registration or an applicable exemption from the registration requirements. The terms of the GBP Notes are governed by an indenture, dated as of October 17, 2018, among Digital Stout Holding, LLC, Digital Realty Trust, Inc., the operating partnership, Deutsche Trustee Company Limited, as trustee, Deutsche Bank AG, London Branch, as paying agent and a transfer agent, and Deutsche Bank Luxembourg S.A., as registrar and a transfer agent (the “Indenture”), a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference. The Indenture contains various restrictive covenants, including limitations on our ability to incur additional indebtedness and requirements to maintain a pool of unencumbered assets. The descriptions of the Indenture, the GBP Notes and the guarantees in this report are summaries and are qualified in their entirety by the terms of the Indenture, including the forms of the GBP Notes included therein.

Net proceeds from the offering were approximately £393.5 million after deducting managers’ discounts and estimated offering expenses. We intend to use the net proceeds from the offering of the GBP Notes to repay borrowings outstanding under the operating partnership’s global credit facilities, acquire additional properties or businesses, fund development opportunities, and to provide for working capital and other general corporate purposes, including potentially for the repayment of other debt or the repurchase, redemption, or retirement of outstanding debt securities, or a combination of the foregoing.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 17, 2018, Digital Stout Holding, LLC, a wholly owned subsidiary of the operating partnership, issued and sold £400 million aggregate principal amount of the GBP Notes. The purchase price paid by the initial purchasers for the GBP Notes was 99.117% of the principal amount thereof. The GBP Notes bear interest at the rate of 3.750% per annum and will mature on October 17, 2030. Interest is payable on the GBP Notes on October 17th of each year beginning on October 17, 2019. The GBP Notes are senior unsecured obligations of Digital Stout Holding, LLC and rank equally in right of payment with all of Digital Stout Holding, LLC’s other existing and future senior unsecured and unsubordinated indebtedness. Digital Stout Holding, LLC’s obligations under the GBP Notes are fully and unconditionally guaranteed by Digital Realty Trust, Inc. and the operating partnership.

The GBP Notes are redeemable in whole at any time or in part from time to time, at Digital Stout Holding, LLC’s option, at a redemption price equal to the sum of:

•	an amount equal to 100% of the principal amount of the GBP Notes to be redeemed plus accrued and unpaid interest up to, but not including, the redemption date; and

•	a make-whole premium calculated in accordance with the terms of the Indenture.

Notwithstanding the foregoing, if any of the GBP Notes are redeemed on or after 90 days prior to the maturity date, the redemption price will not include a make-whole premium.

All payments of principal and interest on the GBP Notes will be made free and clear of and without withholding or deduction for or on account of any present or future tax, assessment or other governmental charge imposed by the United States or a political subdivision or taxing authority thereof or therein having power to tax, unless the withholding of such tax, assessment or governmental charge is required by law or the official interpretation or administration thereof. In the event such withholding or deduction of taxes is required by law, then, subject to certain exceptions, Digital Stout Holding, LLC will pay such “additional amounts” necessary so that the net payment of the principal of and interest on the GBP Notes to a holder who is not a United States person for United States federal income tax purposes, including additional amounts, after the withholding or deduction, will not be less than the amount provided in such GBP Notes to be then due and payable.

If, due to certain changes in tax law, Digital Stout Holding, LLC has or will become obligated to pay additional amounts on the GBP Notes or if there is a substantial probability that Digital Stout Holding, LLC will become obligated to pay additional amounts on the GBP Notes, then Digital Stout Holding, LLC may, on giving not less than 15 days’ nor more than 45 days’ notice, at its option, redeem the GBP Notes, in whole but not in part, at a redemption price equal to 100% of the principal amount of the GBP Notes to be redeemed, together with interest accrued and unpaid to the date fixed for redemption.

Certain events are considered events of default, which may result in the accelerated maturity of the GBP Notes, including:

•	a default for 30 days in payment of any installment of interest under the GBP Notes;

•	a default in the payment of the principal amount or redemption price due with respect to the GBP Notes, when the same becomes due and payable;

•

Digital Stout Holding, LLC’s, Digital Realty Trust, Inc.’s, or the operating partnership’s failure to comply with any of their respective other agreements in the GBP Notes or the Indenture upon receipt by Digital Stout Holding, LLC, Digital Realty Trust, Inc., or the operating partnership of notice of such default by the trustee or by holders of not less than 25% in aggregate principal amount of the GBP Notes then outstanding and Digital Stout Holding, LLC’s, Digital Realty Trust, Inc.’s, or the operating partnership’s failure to cure (or obtain a waiver of) such default within 60 days after receipt of such notice;

•

failure to pay any indebtedness that is (a) of Digital Stout Holding, LLC, Digital Realty Trust, Inc., the operating partnership, any subsidiary in which the operating partnership has invested at least $75,000,000 in capital, which we refer to as a Significant Subsidiary, or any entity in which the operating partnership is the general partner, and (b) in an outstanding principal amount in excess of $75,000,000 at final maturity or upon acceleration after the expiration of any applicable grace period, which indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within 60 days after written notice to Digital Stout Holding, LLC from the trustee (or to Digital Stout Holding, LLC and the trustee from holders of at least 25% in principal amount of the outstanding GBP Notes); or

•

certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Digital Stout Holding, LLC, Digital Realty Trust, Inc., the operating partnership or any Significant Subsidiary or any substantial part of their respective property.

Item  9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of October 17, 2018, among Digital Stout Holding, LLC, Digital Realty Trust, Inc., Digital Realty Trust, L.P., Deutsche Trustee Company Limited, as trustee, Deutsche Bank AG, London Branch, as paying agent and a transfer agent, and Deutsche Bank Luxembourg S.A., as registrar and a transfer agent, including the form of the 3.750% Guaranteed Notes due 2030.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: October 18, 2018

Digital Realty Trust, Inc.

By:	/s/ JOSHUA A. MILLS
Joshua A. Mills
Senior Vice President, General Counsel and Secretary

Digital Realty Trust, L.P.

By:	Digital Realty Trust, Inc.
Its general partner

By:	/s/ JOSHUA A. MILLS
Joshua A. Mills
Senior Vice President, General Counsel and Secretary